                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 7, 2003
                                                           -------------


                             RPM INTERNATIONAL INC.
  -----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                        1-14187                     02-0642224
-----------------                  ---------                   ------------
(State or other                   (Commission                (I.R.S. Employer
 jurisdiction of                  File Number)              Identification No.)
 incorporation)


      2628 Pearl Road, P.O. Box 777, Medina, Ohio                44258
-------------------------------------------------------------------------------
       (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:   (330) 273-5090
                                                     ----------------

ITEM 5.  OTHER EVENTS

         On May 7, 2003, RPM International Inc. (the "Company") announced it was seeking to raise, subject to certain conditions, approximately $125 million through a private offering of senior convertible notes. The Company also announced that it may raise up to an additional $25 million if the initial purchasers of the notes exercise their right to acquire additional notes in connection with the offering. The press release announcing the private offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

         On May 8, 2003, the Company announced that it had priced the private offering of $248 million in aggregate principal amount at maturity of 2.75 percent senior convertible notes due 2033, resulting in $125 million gross proceeds to RPM. Each note will be issued at a price of $505.19 and is convertible into the Company's common stock at a conversion ratio of 27.0517 shares per $1,000 principal amount at maturity of the notes. The press release announcing the pricing of the private offering is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Not applicable
(b)      Not applicable
(c)      Exhibits.

      Number               Description
      ------               -----------
      99.1                 News Release, dated May 7, 2003
      99.2                 New Release, dated May 8, 2003

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    RPM INTERNATIONAL INC.


Date:  May 9, 2003                By:  /s/ P. Kelly Tompkins
                                      --------------------------------------
                                      P. Kelly Tompkins
                                      Senior Vice President, General Counsel
                                      and Secretary

                                  EXHIBIT INDEX


Exhibit           Description of Exhibit
-------           ----------------------

99.1              News Release, dated May 7, 2003
99.2              New Release, dated May 8, 2003